SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 7/31/2007
FILE NUMBER 811- 5686
SERIES NO 2

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                       $ 6,584
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class A3                                                      $ 1,155
        Institutional Class                                           $   443


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                       $ 0.4090
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class A3                                                      $ 0.3990
        Institutional Class                                           $ 0.4387


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                         14,139
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class A3                                                         2,636
        Institutional Class                                              1,229


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                       $ 10.03
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class A3                                                      $ 10.03
        Institutional Class                                           $ 10.04